Exhibit 99.2

MODIFICATION OF INTERIM ORDER

Pursuant to Article 2.4 of the Interim Order issued by the Committee on Foreign Investment in the United States on March 4, 2018 regarding the proposed acquisition of Qualcomm, Inc. by Broadcom Limited, the Committee hereby

1.              Modifies Article 1.1 of the Interim Order by replacing the first sentence of Article 1.1 with the following sentence:

Upon opening its annual stockholder meeting on March 6, 2018, Qualcomm shall immediately adjourn the meeting for a period of thirty (30) days without taking action on any substantive matters, including the election of its Board of Directors.

2.              Modifies Article 2.3 to add the following additional point of contact for notices related to the Interim Order:

Mr. Robert E. Watson

Chief, Mitigation Development and Compliance Monitoring Team

U.S. Department of Defense

3330 Defense Pentagon, Suite 3C759

Washington, DC 20301

osd.pentagon.ousd-atl.list.cfius-monitoring@mail.mil

On behalf of CFIUS:

Signed:	/s/ Heath P. Tarbert
Heath P. Tarbert
Assistant Secretary for International Markets & Investment Policy
U.S. Department of the Treasury

March 5, 2018